EXHIBIT 10.9

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is dated as of June ___, 2022, entered into by and among Sharing Services Global Corporation, a Nevada corporation (the “Company”), and the Decentralized Sharing Systems, Inc., a Nevada corporation (the “Investor”).

WITNESSETH:

WHEREAS, the Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, the Company has authorized a new convertible note of the Company in the form attached hereto as Exhibit A (the “Note”), which Note shall be convertible into shares of Class A Common Stock of the Company (such shares issuable pursuant to the terms of the Note upon conversion or otherwise, collectively, the “Note Conversion Shares”), in accordance with the terms of the Note;

WHEREAS, pursuant to the purchase of the Note, the Company will issue to the Investor warrants substantially in the form attached hereto as Exhibit B (the “Warrants”), which Warrants shall be exercisable into shares of Common Stock of Class A Common Stock of the Company (such shares issuable pursuant to the terms of the Warrants upon conversion or otherwise, collectively, the “Warrant Conversion Shares”) (together with the Note Conversion Shares, the “Conversion Shares”), in accordance with the terms of the Warrants;

WHEREAS, the Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, a Note pursuant to which the Company may request advances in the amount of up to $27,000,000.00 (the “Investment Amount”); and

WHEREAS, the Company has requested an advance in the amount of the entire Investment Amount.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PURCHASE AND SALE OF NOTE

(a) Purchase of the Note. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor, and the Investor agreed to purchase from the Company the Note in the original principal amount of the Investment Amount. The Note shall be substantially in the form attached as Exhibit A to this Agreement.

(b) Closing. The initial closing of the purchase and sale of the Note (the “Closing”) shall take place on the date when all of the Transaction Documents have been executed and delivered by the applicable parties and the other conditions to the Closing set forth herein and in Sections 5 and 6 below have been satisfied or waived (or such later date as is mutually agreed to by the Company and the Investor) (the “Closing Date”).

(c) Form of Payment. The Investor shall pay the Investment Amount to the Company for the Note to be issued and sold to the Investor, by wire transfer of immediately available fund. The Investment Amount shall be funded, by wire transfer, to a bank account of the Company that will be opened no later than 5 days from signing this Agreement.

(d) Delivery of the Note. On the Closing Date, the Company shall deliver to the Investor the Note to be issued at such Closing, duly executed on behalf of the Company.

(e) Origination Fee; Other Expenses. Subject to the terms and conditions of this Agreement, at the Closing (as defined herein) the Company hereby agrees to pay to the Investor an origination fee equal of $270,000.00 (the “Origination Fee”) in accordance with that certain Fee Letter Agreement between the Company and Investor, substantially in the form attached as Exhibit C to this Agreement. The Origination Fee is payable at the Investor’s election in cash or in shares of the Company’s Class A Common Stock at price of $0.033 per share, and such shares of the Company’s Class A Common Stock issued upon payment of the Origination Fee are referred to herein as the “Origination Fee Shares.” The Note, the Warrant, the Note Conversion Shares, the Warrant Shares and Origination Fee Shares are sometimes collectively referred to herein as the “Securities.” On the Closing Date, Company shall delivery to the Investor the Origination Fee or the Origination Fee Shares to be issued at closing, as applicable. At the Closing (as defined herein), the Company shall pay the expenses related to the Closing (including, without limitation, the UCC filing and related expenses) set forth in the expense statement provided by the Investor.

(f) No Variable Rate Transactions. While the Note is due and payable, the Company shall not enter into any Variable Rate Transactions with any party other than the Investor. “Variable Rate Transaction” means a means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Class A Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Class A Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Class A Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

(g) Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the Securities Act to register the offer and sale, by the Company, of Class A Common Stock (other than (x) on Form S-4 or Form S-8 under the Securities Act or any successor forms thereto, (y) an at-the-market offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of Class A Common Stock and, upon the written request, given within five (5) business days after delivery of any such notice by the Company, of the Investor to include in such registration statement Conversion Shares (which request shall specify the number of Conversion Shares proposed to be included in such registration), the Company shall cause all such Registrable Shares up to 100% of the total registered offering to be included in such registration statement on the same terms and conditions as the Class A Common Stock otherwise being sold pursuant to such registered offering, subject to SEC rules and regulations.

2. ISSUANCE OF WARRANTS.

(a) Issuance of the Warrants. Subject to the terms and conditions of this Agreement, the Company shall issue to the Investor, Warrants to purchase up to 818,181,819 shares the Company’s Class A Common Stock, in substantially the form attached hereto as Exhibit B, exercisable at the option of the Investor at an exercise price of $0.033 per share. The Warrants shall be exercisable for a period of five (5) years from the Closing Date.

(b) Delivery of Warrants. On the Closing Date, the Company shall deliver to the Investor the Warrants to be issued at such Closing, duly executed on behalf of the Company. The Investor shall deliver to the Company a countersigned signature page.

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3. REPRESENTATIONS AND WARRANTIES.

(a) Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(i) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and, if applicable under the laws of the jurisdiction in which they are formed, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. “Subsidiaries” means any Person in which the Company, directly or indirectly, controls or operates all or any part of the business, operations or administration of such person, and each of the foregoing, is referred to herein as a “Subsidiary.”

(ii) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. “Transaction Documents” means, collectively, this Agreement, the Note, the Warrants, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transaction contemplated hereby and thereby, as may be amended from time to time.

(iii) Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Upon issuance or conversion or conversion in accordance with the Note or Warrants, the Note Conversion Shares and/or Warrant Conversion Shares, respectively, when issued and payment is made, if required, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holder being entitled to all rights accorded to a holder of Class A Common Stock. Subject to the accuracy of the representations and warranties of the Investor in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

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(iv) Reservation of Conversion Shares. The Company shall at all times during which the Warrants and Note are outstanding or the Investor owns any Warrant exercisable for shares of the Company’s Class A Common Stock, the Company will reserve for the Investor from its authorized and unissued shares of Class A Common Stock a number of shares of Class A Common Stock equal to the amount of shares necessary to provide for the issuance of Class A Common Stock upon the full exercise of Warrants and full conversion of the Note.

(v) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(vi) Due Execution and Delivery. The Transaction Documents constitute a legal, valid and binding obligation of the Company and, when executed and enforced in accordance with their terms; no consent approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to obtained by the Company in connection with the execution and delivery of the Transaction Documents, or the performance of the Company’s obligations thereunder, other than in connection with the actions of its stock transfer agent, VStock Transfer, LLC.

(vii) Capitalization. No person or entity has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issues shares of Class A Common Stock or other securities to any person or entity (other than the Investor). Except with respect to various agreements with certain shareholders regarding lock up agreements and stock voting trusts, there are no outstanding securities or instruments of the Company or and Subsidiary with any provision that adjusts the exercise, conversion or reset price of such security or instrument upon an issuance of the Securities by the Company or any Subsidiary.

(viii) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

(ix) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer or director, except as disclosed in the Company’s SEC Reports or pursuant to existing Company stock option plans.

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(x) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which has not been previously disclosed to the Investor. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(xi) Listing and Maintenance Requirements. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from the OTCQB to the effect that the Company is not in compliance with the listing or maintenance requirements of the OTCQB. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(xii) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i), (ii) and (iii) as could not have or reasonably be expected to result in a Material Adverse Effect.

(xiii) No Integrated Offering. Neither the Company, nor any of its Affiliates (as defined in Rule 405 of the Securities Act, “Affiliate”), nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(b) Representations and Warranties of the Investor. Investor hereby makes the following representations and warranties to the Company:

(i) Investment Purpose. Investor is acquiring the Securities, in each case, own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. The Buyer agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(ii) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer. Such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

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(iii) General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(iv) Experience of Investor. Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(v) Access to Information. Investor acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and each Subsidiary and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(vi) Due Execution of the Delivery. The Transaction Documents constitute a legal, valid and binding obligation of the Investor and, when executed and enforced in accordance with their terms; no consent approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to obtained by the Company in connection with the execution and delivery of the Transaction Documents, or the performance of the Company’s obligations thereunder.

(vii) Familiarity. The Investor acknowledges that, by virtue of its existing relationship with members of the board of directors of the Company, it possesses certain knowledge about and is familiar with the business, financial condition, and affairs of the Company, and is making this investment, in part, in reliance upon such knowledge and familiarity.

4. OTHER AGREEMENTS OF THE PARTIES

(a) Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of an Investor under this Agreement.

(b) Legends. The Investor agree to the imprinting, so long as is required by this Section 4, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.

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The Company acknowledges and agrees that the Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Transaction Documents, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders of a registration statement thereunder.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

(a) The obligations of the Company hereunder to issue and sell the Securities to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Investor shall have delivered to the Company the Investment Amount for the Note being purchased by the Investor, within 5 days after signing this Agreement.

(iii) The representations and warranties of the Investor are true and accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date in (unless as of a specific date therein in which case they shall be accurate as of such date).

6. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE

(a) The obligations of the Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

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(ii) The Company shall have delivered to the Investor the (A) Origination Fee, if any; (B) Origination Fee Shares, if any; (C) Note; (D) the security agreement in the form attached hereto as Exhibit D (the “Security Agreement”); (E) the guaranties in the form attached hereto as Exhibit E (the “Guaranties”); and (F) Warrants.

(iii) The Company shall have issued irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts of such transfer agent, registered in the name of the Investor or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Investor substantially in the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instructions”), an executed copy of which shall be delivered to the Investor.

(iv) The representations and warranties of the Company are true and accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date in (unless as of a specific date therein in which case they shall be accurate as of such date).

(iv) There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(v) From the date hereof to the Closing Date, trading in the Class A Common Stock shall not have been suspended by the Commission or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Investor, makes it impracticable or inadvisable to purchase the Securities at the Closing. “Trading Market” means any of the following markets or exchanges on which the Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

7. MISCELLANEOUS

(a) Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b) Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

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(c) Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iv) one (1) business day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company, to:	Sharing Services Global Corporation
1700 Coit Road, Suite 290
Plano, Texas 75075
Attention: Chief Executive Officer
JThatch@shrginc.com

Sharing Services Global Corporation
1700 Coit Road, Suite 290
Plano, Texas 75075
Attention: General Counsel
CMccain@shrginc.com

If to the Investor, to:	Decentralized Sharing Services, Inc.
1400 Broadfield, Suite 100
Houston, Texas 77084
Attention: President
frank.heuszel@dssworld.com

(d) Waivers. Either hereto may by written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without any limitations, any investigation by or on behalf of either party, shall be deemed to constitute a wavier by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The wavier by the either party hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exerciser the same at any subsequent time or times hereunder.

(e) Conflicts of Interest. The Company and the Investor, for themselves and on behalf of their affiliates, successors and assigns, expressly waive any conflicts of interest or potential conflicts of interest and agree that the each of the Company and the Investor, and its affiliates, respectively, shall have no liability to the other party or their affiliates, successors and assigns with respect to such conflicts of interest or potential conflicts of interest.

(f) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(g) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Investor without the prior written consent of the other parties hereto, which may not be unreasonably withheld provided that such Assignment is to an Affiliate.

(h) Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written consent executed by the parties hereto.

(i) Publicity. The Company and the Investor shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Trading Market or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that each of the Company and Investor shall be entitled, without the prior approval of the other party, to make any press release or SEC, Trading Market or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the other party shall be consulted by the disclosing party in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

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(j) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the Collin County, Texas.

(k) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(l) Survival. Unless this Agreement is terminated under Section 7(n), the representations and warranties of the Company and the Investor contained in Sections 3 and 4, the agreements and covenants set forth in Sections 5 and 7 shall survive the Closing for a period of twelve (12) months following the later of the date on which (x) the Note is repaid in full or converted into Note Conversion Shares in their entirety as provided in the Transaction Documents or (y) the Warrants are exercised in full; provided, however, that such representations and warranties shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.

(m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n) Termination. In the event that the Closing shall not have occurred on or before July 1, 2022 due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party by providing five (5) days’ written notice to such breaching party of the non-breaching party’s intent to terminate this Agreement (and if the non-breaching party is the Buyer, to also withdraw its subscription) at the close of business on such date without liability of any party to any other party.

(o) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Investor and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
Sharing Services Global Corporation

By:
Name: John Thatch
Title: Chief Executive Officer

INVESTOR:
Decentralized Sharing Systems, Inc.

By:
Name: Frank D. Heuszel
Title: President

[Signature Page to SPA]

EXHIBIT A

Secured Advancing Convertible Promissory Note

EXHIBIT B

Warrant

EXHIBIT C

Fee Letter Agreement

EXHIBIT D

Security Agreement

EXHIBIT E

Guaranties

EXHIBIT F

Irrevocable Transfer Agent Instructions